As filed with the Securities and Exchange Commission on September 11, 2019

No. 333-233282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextDecade Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-5723951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3900 Houston, Texas 77002 (713) 574-1880
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Krysta De Lima, General Counsel NextDecade Corporation 1000 Louisiana Street, Suite 3900 Houston, Texas 77002 (713) 574-1880
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Sean M. Jones K&L Gates LLP 214 North Tryon Street, 47th Floor Charlotte, North Carolina 28202 (704) 331-7400
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, $0.0001 par value per share	3,849,842	$4.72	$18,171,254.24	$2,202.36

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)

Includes (i) 2,848,398 shares of common stock, par value $0.0001 per share (the “Common Stock”), that are issuable upon conversion of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”); (ii) an estimated 407,579 shares of Common Stock that are issuable upon exercise of the warrants that were issued with the Series B Preferred Stock; and (iii) an estimated 593,865 shares of Common Stock that may be issuable upon conversion of the shares of Series B Preferred Stock made as dividend payments.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock as reported on the Nasdaq Capital Market on August 9, 2019, a date within five business days prior to the filing of this registration statement.

(4)	Fees previously paid with the filing of the registration statement on Form S-3, dated August 14, 2019, Registration No. 333-233282.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 11, 2019

Prospectus

NextDecade Corporation

3,849,842 shares of Common Stock for Sale by the Selling Stockholders

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus or in a supplement hereto of up to an aggregate of 3,849,842 shares of common stock, par value $0.0001 per share (the “Common Stock”), of NextDecade Corporation (the “Company”). Of these shares, (i) 2,848,398 shares are issuable upon conversion of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”); (ii) an estimated 407,579 shares are issuable upon exercise of the warrants that were issued with the Series B Preferred Stock (the “Series B Warrants”); and (iii) an estimated 593,865 shares may be issuable upon conversion of the shares of Series B Preferred Stock made as dividend payments.

All of the securities covered by this prospectus were issued or are issuable in connection with a private placement transaction in which we sold the Series B Preferred Stock, together with the Series B Warrants, to accredited investors in a closing conducted in May 2019. We are registering the offer and sale of the shares of Common Stock to satisfy registration rights we have granted to the selling stockholders.

We have agreed to bear all of the expenses incurred in connection with the registration of the sale of shares of Common Stock covered by this prospectus other than those expenses related to transfer taxes, underwriting or brokerage commissions or discounts associated with the sale of shares of Common Stock pursuant to this prospectus. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. To the extent Series B Warrants are exercised for cash, if at all, we will receive the exercise price thereof. The shares of Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section titled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation by Reference” of this prospectus for information about us and our financial statements.

The Common Stock is listed on the Nasdaq Capital Market under the symbol “NEXT.” On September 10, 2019, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $6.35 per share.

Investing in shares of our Common Stock involves risks. See the section entitled “Risk Factors” beginning on page 10 of this prospectus. You should carefully read and consider these risk factors before you invest in shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2019.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of shares of Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of Common Stock are sold or otherwise disposed of on a later date. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated, and updated prospectuses made available for delivery, to the extent required by the federal securities laws. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making, and the selling stockholders may not make, an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares of Common Stock described in this prospectus in one or more offerings.

In addition, a prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related registration statement and exhibits filed with the SEC and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.next-decade.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 6, 2019, as amended by the Form 10-K/A filed with the SEC on April 10, 2019;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 filed with the SEC on May 7, 2019 and August 6, 2019, respectively;

●	Our Current Reports on Form 8-K as filed with the SEC on March 7, 2019, May 20, 2019, May 28, 2019, June 5, 2019 and July 15, 2019;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 17, 2019; and

●

The description of Common Stock included in the Registration Statement on Form 8-A filed with the SEC on February 9, 2015 (File No. 333-197330), as amended by the Registration Statement on Form 8-A/A filed with the SEC on March 18, 2015.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) whether filed after the date of the initial registration statement and prior to effectiveness of the registration statement or after the date of this prospectus and prior to the completion of the offering of all securities covered hereby. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at http://www.next-decade.com or by writing or calling us at the following address and telephone number:

NextDecade Corporation

Attention: Corporate Secretary

1000 Louisiana Street, Suite 3900

Houston, Texas 77002

(713) 574-1880

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans and our expectations for future operations, are forward-looking statements. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties, including those described in the section entitled “Risk Factors” herein and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

●	progress in the development of our liquefied natural gas (“LNG”) liquefaction and export projects and the timing of that progress;

●

governmental approval of construction and operation of the terminal at the Port of Brownsville in southern Texas (the “Terminal”) and an associated 137-mile pipeline to supply gas to the Terminal (the “Pipeline” and together with the Terminal, the “Project”) and the timing of that approval;

●	the successful completion of the Project by third-party contractors;

●	our ability to secure additional debt and equity financing in the future to complete the Project;

●	the accuracy of estimated costs for the Project;

●	statements that the Project, when completed, will have certain characteristics, including amounts of liquefaction capacities;

●	the development risks, operational hazards, regulatory approvals applicable to the Project’s construction and operations activities;

●	our anticipated competitive advantage and technological innovation which may render our anticipated competitive advantage obsolete;

●	the global demand for and price of natural gas (versus the price of imported LNG);

●	the availability of LNG vessels worldwide;

●	negotiations for the Terminal site lease and right-of-way options for the Pipeline route;

●	changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

●	risks related to doing business in, and having counterparties in, foreign countries;

●	our ability to maintain the listing of our securities on a securities exchange or quotation medium;

●	changes adversely affecting the business in which we are engaged;

●	management of growth;

●	general economic conditions;

●	our ability to generate cash;

●	compliance with environmental laws and regulations; and

●	the result of future financing efforts and applications for customary tax incentives.

Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts us, or should your underlying assumptions prove incorrect, our actual results may vary materially from those anticipated in our forward-looking statements, and our business, financial condition and results of operations could be materially and adversely affected.

The forward-looking statements contained in this prospectus are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus, our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” section beginning on page 10 of this prospectus and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Our Company

We are a LNG development company focused on LNG export projects and associated pipelines in the State of Texas. We have focused and continue to focus our development activities on the Project and have undertaken and continue to undertake various initiatives to evaluate, design and engineer the Project and create demand for contracted capacity at the Terminal, which would allow us to seek construction financing to develop the Project. We believe the Project possesses competitive advantages in several important areas, including, engineering, commercial, regulatory, and gas supply. We submitted a pre-filing request for the Project to the Federal Energy Regulatory Commission (the “FERC”) in March 2015 and filed a formal application with the FERC in May 2016. We also believe we have robust commercial offtake and gas supply strategies in place and estimate that the Project could commence commercial operations as early as 2023.

Recent Developments

Engineering, Procurement, and Construction Contract

During the third quarter of 2018, we initiated a competitive engineering, procurement and construction (“EPC”) bid process. We received expressions of interest (the “EOIs”) from multiple EPC contractors to participate in the EPC bid process. We reviewed the EOIs against a series of selection criteria and issued formal invitations to bid to Bechtel Oil, Gas, and Chemicals, Inc. (“Bechtel”), Fluor Corporation (“Fluor”) and McDermott International, Inc.

On April 22, 2019, we received EPC bid packages from each of Bechtel and Fluor, two of the global LNG market’s leading EPC contractors. The technical and commercial bid packages, which were received on-schedule, were for fully wrapped lump-sum separated turnkey (“LSTK”) EPC contracts for the Terminal.

On May 24, 2019, we entered into two LSTK EPC agreements with Bechtel for the construction of (i) two LNG trains with expected aggregate production capacity up to approximately 11.74 million tonnes per annum (“mtpa”), two 180,000 m3 full containment LNG tanks, one marine loading berth, related utilities and facilities, and all related appurtenances thereto, together with certain additional work options (the “Trains 1 and 2 EPC Agreement”) and (ii) an LNG train with expected production capacity of up to approximately 5.87 mtpa, related utilities and facilities, and all related appurtenances thereto (the “Train 3 EPC Agreement” and together with the Trains 1 and 2 EPC Agreement, the “EPC Agreements”). We agreed to pay to Bechtel a contract price of $7.042 billion for the work under the Trains 1 and 2 EPC Agreement and a contract price of $2.323 billion for the work under the Train 3 EPC Agreement. Bechtel will perform limited notice to proceed (“LNTP”) activities until January 1, 2020 and has agreed to accept up to $15 million in Company common stock as payment for LNTP activities.

Private Placement of Series B Preferred Stock

In May 2019, we sold an aggregate of 20,945 shares of Series B Preferred Stock at $1,000.00 per share for an aggregate purchase price of $20.945 million and we issued an additional 418 shares of Series B Preferred Stock in aggregate to (i) York Tactical Energy Fund, L.P. (“York Tactical”) and York Tactical Energy Fund PIV-AN, L.P. (“York Tactical PIV” and, together with York Tactical, the “York Funds”), (ii) Valinor Capital Partners, L.P. (“Valinor Capital”) and Valinor Capital Partners Offshore Master Fund, L.P. (“Valinor Offshore Master Fund” and, together with Valinor Capital, the “Valinor Funds”), (iii) First Series of HDML Fund I LLC (“HDML Fund”), Bardin Hill Event-Driven Master Fund LP (“Event Driven Master Fund”) and HCN LP (“HCN” and, together with HDML Fund and Event Driven Master Fund, the “Bardin Hill Funds”) and (iv) HGC NEXT INV LLC (“HGC” and, together with the York Tactical Funds, the Valinor Funds and the Bardin Hill Funds, the “2019 Series B Preferred Stock Purchasers”) as origination fees. The Series B Warrants were issued together with the shares of Series B Preferred Stock.

Each 2019 Series B Preferred Stock Purchaser is a Company stockholder. Pursuant to that certain Agreement and Plan of Merger, dated as of April 17, 2017, by and among the Company, each of the York Tactical Funds, the Valinor Funds and the Bardin Hill Funds and/or one or more of their affiliates, and the other parties named therein, three individuals, two individuals, and one individual from the York Funds, the Valinor Funds and the Bardin Hill Funds, respectively, were appointed to the Company’s board of directors (the “Board”).  Furthermore, pursuant to that certain Purchaser Rights Agreement, dated as of August 23, 2018 (the “Series A Purchaser Rights Agreement”), by and between the Company and HGC, a member of the Board was appointed by HGC.

Under the Certificate of Designations of Series B Convertible Preferred Stock, as amended by the Certificate of Amendment to Certificate of Designations of Series B Convertible Preferred Stock (as amended, the “Series B Certificate of Designations”), holders of Series B Preferred Stock have the following rights, preferences, and privileges:

Ranking: The Series B Preferred Stock ranks senior in preference and priority to the Common Stock and each other class or series of capital stock of the Company, except for the Company’s Series A Convertible Preferred Stock and any class or series of capital stock issued in compliance with the terms of the Series B Certificate of Designations.

Dividends: The holders of Series B Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends under Delaware law, cumulative dividends that accrue daily at an annual rate of 12%, payable quarterly in cash or in-kind. The holders of Series B Preferred Stock are also entitled to participate in dividends (payable in cash, securities or otherwise) made on shares of Common Stock.

Liquidation Preference: Upon a defined liquidation, the holders of Series B Preferred Stock will be entitled to be paid first out of any proceeds in an amount per share equal to the greater of (i) an amount equal to (a) $1,000 per share of Series B Preferred Stock plus (b) any accrued but unpaid dividends on such share of Series B Preferred Stock as of immediately prior to such liquidation, and (ii) such amounts as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock (without regard to any of the limitations on convertibility contained in the Series B Certificate of Designations and plus any payment in respect of any fractional interest pursuant to the Series B Certificate of Designations) immediately prior to such liquidation, and prior to payment of any amounts on Common Stock.

Conversion:  The Company has the option to convert all, but not less than all, of the Series B Preferred Stock into shares of Common Stock at a strike price of $7.50 per share (the “Conversion Price”) on any date on which the volume weighted average trading price of shares of Common Stock for each trading day during any 60 of the prior 90 trading days is equal to or greater than 175% of the Conversion Price, in each case subject to certain terms and conditions.  Furthermore, the Company must convert all of the Series B Preferred Stock into shares of Common Stock at the Conversion Price on the earlier of (i) ten (10) business days following a FID Event (as defined in the Series B Certificate of Designations) and (ii) the date that is the tenth (10th) anniversary of the closing of the issuances of the Series B Preferred Stock.

Anti-dilution Protection: The Conversion Price is subject to proportional adjustment for certain transactions relating to the Company’s capital stock, including stock splits, stock dividends and similar transactions.  In addition, the Conversion Price will be subject to anti-dilution protections with respect to certain Common Stock issuances, subject to certain exceptions.

Voting Rights: Holders of Series B Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis. In addition, prior to the conversion of the Series B Preferred Stock, the consent of the holders of at least a majority of the Series B Preferred Stock then outstanding, voting together as a single class, will be required for the Company to take certain actions, including, among others, (i) authorizing, creating or approving the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for shares of, senior to the Series B Preferred Stock; (ii) adversely affecting the rights, preferences or privileges of the Series B Preferred Stock, subject to certain exceptions; (iii) amending, altering or repealing any of the provisions of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in a manner that would adversely affect the powers, designations, preferences or rights of the Series B Preferred Stock; or (iv) amending, altering or repealing any of the provisions of the Series B Certificate of Designations.

Series B Warrants

The Series B Warrants issued to the 2019 Series B Preferred Stock Purchasers represent the right to acquire in the aggregate a number of shares of Common Stock equal to (a)(i) the aggregate purchase price for the Series B Preferred Stock divided by (ii) $35 million, multiplied by (b)(i) 0.5% multiplied by (ii) the number of fully diluted shares of all outstanding shares of Common Stock on the exercise date with a strike price of $0.01 per share.    The Series B Warrants have a fixed three-year term commencing on the closing of the issuance of the Series B Preferred Stock. The Series B Warrants may only be exercised by holders of the Series B Warrants at the expiration of such three-year term, except that the Company can force exercise of the Series B Warrants prior to expiration of such term if (i) the volume weighted average trading price of shares of Common Stock for each trading day during any sixty (60) of the prior ninety (90) trading days is equal to or greater than 175% of the applicable conversion price and (ii) the Company simultaneously elects to force a mandatory exercise of all other warrants then-outstanding and unexercised and held by any holder of Parity Stock (as defined in the Series B Certificate of Designations).

Corporate Information

The mailing address of our principal executive office is 1000 Louisiana Street, Suite 3900, Houston, Texas 77002 and our telephone number is (713) 574-1880. We maintain a website at www.next-decade.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

THE OFFERING

Common Stock offered by the selling stockholders	Up to 3,849,842 shares of Common Stock, which include:

	●	2,848,398 shares that are issuable upon conversion of the Series B Preferred Stock;

	●	an estimated 407,579 shares that are issuable upon exercise of the Series B Warrants; and

	●	an estimated 593,865 shares that may be issuable upon conversion of the shares of Series B Preferred Stock made as dividend payments.

Use of proceeds

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders. To the extent Series B Warrants are exercised for cash, we will receive the exercise price thereof. We currently expect to use such net proceeds of any such exercise for working capital and general corporate purposes.

Risk factors

An investment in shares of Common Stock involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in shares of Common Stock.

Nasdaq Capital Market symbol	NEXT

RISK FACTORS

An investment in Common Stock involves a high degree of risk. Before you decide to invest in shares of Common Stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the risks described below and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2018 and our other filings with the SEC that are incorporated by reference into this prospectus. The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All of the shares of Common Stock covered by this prospectus are being sold by the selling stockholders. See the section titled “Selling Stockholders.” We will, however, receive the exercise price of any Series B Warrants exercised for cash in the future. We currently expect to use such net proceeds, if any, for working capital and general corporate purposes.  We will bear all of the expenses incurred in connection with the registration of the shares of Common Stock covered by this prospectus other than those expenses related to transfer taxes, underwriting or brokerage commissions or discounts associated with the sale of shares of Common Stock pursuant to this prospectus.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 3,849,842 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares. Of these shares, (i) 2,848,398 shares are issuable upon conversion of the Series B Preferred Stock; (ii) an estimated 407,579 shares are issuable upon exercise of the Series B Warrants; and (iii) an estimated 593,865 shares may be issuable upon conversion of the shares of Series B Preferred Stock made as dividend payments. We entered into Series B Convertible Preferred Stock Purchase Agreements with the 2019 Series B Preferred Stock Purchasers on May 17, 2019 pursuant to which we sold an aggregate of 20,945 shares of Series B Preferred Stock at $1,000.00 per share for an aggregate purchase price of $20.945 million, issued an additional 418 shares of Series B Preferred Stock in aggregate as origination fees and issued the Series B Warrants.

In connection with the issuances of the Series B Preferred Stock and the Series B Warrants, we entered into registration rights agreements with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of shares of Common Stock underlying (i) the Series B Preferred Stock (including any Common Stock underlying the Series B Preferred Stock issued as payment-in-kind dividends) issued pursuant to the respective purchase agreements and (ii) the Series B Warrants, in each case as may be sold by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act. We cannot predict when or whether any of the selling stockholders will convert their Series B Preferred Stock or exercise their Series B, and even if they do, we do not know how long the selling stockholders will hold the shares of Common Stock acquired upon conversion or exercise, as applicable, before selling them. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares of Common Stock covered hereby. The shares of Common Stock covered hereby may be offered from time to time by the selling stockholders.

We have prepared the below table and the related notes as of August 8, 2019 based on publicly available information and information previously supplied to us by the selling stockholders. We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling stockholders is based on 110,540,922 shares of Common Stock outstanding as of August 8, 2019.

	Shares of Common Stock Beneficially Owned Prior to the Offering**			Shares of Common Stock Beneficially Owned After Completion of the Offering**
Selling Stockholders:	Number	Percentage	Shares of Common Stock Offered Hereby	Number	Percentage***
First Series of HMDL Fund I LLC(1)	647,713	*	367,934 (2)	647,713	*
HCN LP(1)	4,090,196	3.7%	205,264 (3)	4,090,195	3.6%
Bardin Hill Event-Driven Master Fund LP(1)	436,910(4)	*	33,261 (5)	436,911	*
Valinor Capital Partners, L.P.(6)	3,832,630	3.5%	238,927 (7)	3,832,630	3.4%
Valinor Capital Partners Offshore Master Fund, L.P.(6)	10,904,733	9.9%	680,167 (8)	10,904,733	9.5%
York Tactical Energy Fund, L.P.(9)	—	—	306,364 (10)	—	—
York Tactical Energy Fund PIV-AN, L.P.(9)	—	—	613,129 (11)	—	—
HGC NEXT INV LLC(12)	—	—	1,404,796 (13)	—	—

*   Indicates beneficial ownership of less than 1% of the total outstanding Common Stock.

** “Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of August 8, 2019 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Since the Series B Preferred Stock and the Series B Warrants are not convertible into, or exercisable for, Common Stock within 60 days of August 8, 2019, shares of Common Stock issuable upon such conversion or exercise are not reflected as beneficially owned by the respective selling stockholders in the table above, although the shares are reflected in the table as offered hereby.

*** Based on a denominator equal to the sum of (i) 110,540,922 shares of Common Stock outstanding on August 8, 2019 and (ii) the number of shares of Common Stock offered under this prospectus by the selling stockholders.

(1) Bardin Hill Investment Partners LP (“Bardin Hill”) serves as the investment manager to such fund.  Investment decisions of Bardin Hill are made by one or more of its portfolio managers, including Jason Dillow, Kevah Konner, John Greene and Pratik Desai, each of whom has individual decision-making authority.  Jason Dillow is the Chief Executive Officer and Chief Investment Officer of Bardin Hill. Each of Bardin Hill, HCN GP LLC (in the case of HCN LP), Bardin Hill Fund GP LLC (in the case of Bardin Hill Event-Driven Master Fund LP and the First Series of HDML Fund I LLC), Jason Dillow, Kevah Konner, John Greene and Pratik Desai may be deemed to beneficially own the securities held by such fund and each of Bardin Hill, HCN GP LLC, Bardin Hill Fund GP LLC, Jason Dillow, Kevah Konner, John Greene and Pratik Desai disclaims beneficial ownership of the reported securities, except to the extent of its or his pecuniary interest. Avinash Kripalani is a Managing Principal at Bardin Hill and serves on the Board. The address of such fund, Bardin Hill, HCN GP LLC, Bardin Hill Fund GP LLC, Jason Dillow, Kevah Konner, John Greene and Pratik Desai is 477 Madison Avenue, 8th Floor, New York, New York 10022.

(2) Consists of (i) 272,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock, (ii) an estimated 39,268 shares of Common Stock issuable upon the exercise of Series B Warrants and (iii) an estimated 56,666 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock made as dividend payments.

(3) Consists of (i) 152,266 shares of Common Stock issuable upon the conversion of Series B Preferred Stock, (ii) an estimated 21,665 shares of Common Stock issuable upon the exercise of Series B Warrants and (iii) an estimated 31,333 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock made as dividend payments.

(4) Includes 107,500 shares of Common Stock issuable upon exercise of warrants.

(5) Consists of (i) 24,533 shares of Common Stock issuable upon the conversion of Series B Preferred Stock, (ii) an estimated 4,062 shares of Common Stock issuable upon the exercise of Series B Warrants and (iii) an estimated 4,666 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock made as dividend payments.

(6) Valinor Management, L.P. (“Valinor Management”) serves as investment manager to such fund. David Gallo is the Founder, Managing Partner, and Portfolio Manager of Valinor Management and is the managing member of Valinor Associates, LLC (“Valinor Associates”), which serves as general partner to Valinor Capital Partners, L.P. and Valinor Capital Partners Offshore Master Fund, L.P. David Gallo serves on the Board. Each of Valinor Management, Valinor Associates and David Gallo may be deemed to beneficially own the securities held by such fund and each of Valinor Management, Valinor Associates and David Gallo disclaims beneficial ownership of the reported securities, except to the extent of its or his pecuniary interest. In addition to David Gallo, Brian Belke, a partner at Valinor Management, also serves on the Board. The address of such fund, Valinor Management, Valinor Associates and David Gallo is 510 Madison Avenue, 25th Floor, New York, New York 10022.

(7) Consists of (i) 176,800 shares of Common Stock issuable upon the conversion of Series B Preferred Stock, (ii) an estimated 25,727 shares of Common Stock issuable upon the exercise of Series B Warrants and (iii) an estimated 36,400 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock made as dividend payments.

(8) Consists of (i) 503,200 shares of Common Stock issuable upon the conversion of Series B Preferred Stock, (ii) an estimated 71,767 shares of Common Stock issuable upon the exercise of Series B Warrants and (iii) an estimated 105,200 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock made as dividend payments.

(9) York Capital Management Global Advisors, LLC (“YCMGA”) is the senior managing member of the general partner of such fund. James G. Dinan is the chairman of, and controls, YCMGA. Each of YCMGA and James G. Dinan has voting and investment power with respect to the shares of Common Stock owned by such fund and may be deemed to be beneficial owners thereof. Each of YCMGA and James G. Dinan disclaims beneficial ownership of such shares of Common Stock except to the extent of their pecuniary interests therein. Matthew W. Bonanno, a partner of YCMGA, David Magid, a Vice President at York Capital Management, L.P. (“YCM”), and William Vrattos, a partner at YCM, each serves on the Board. The address of such fund, James G. Dinan, Matthew Bonanno, David Magid and William Vrattos is 767 Fifth Avenue, 17th Floor, New York, New York 10153.

(10) Consists of (i) 226,666 shares of Common Stock issuable upon the conversion of Series B Preferred Stock, (ii) an estimated 32,498 shares of Common Stock issuable upon the exercise of Series B Warrants and (iii) an estimated 47,200 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock made as dividend payments.

(11) Consists of (i) 453,333 shares of Common Stock issuable upon the conversion of Series B Preferred Stock, (ii) an estimated 64,996 shares of Common Stock issuable upon the exercise of Series B Warrants and (iii) an estimated 94,800 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock made as dividend payments.

(12) HGC is a Delaware limited liability company. Haeyoung Lee is the sole Manager and the President of HGC and may be deemed to have voting and investment power over the shares held by HGC. Pursuant to the Series A Purchaser Rights Agreement, the Board appointed Taewon Jun as a Class A director of the Board.  HGC’s address is 300 Frank W. Burr Blvd., Suite 52, Teaneck, New Jersey 07666.

(13) Consists of (i) 1,039,600 shares of Common Stock issuable upon the conversion of Series B Preferred Stock, (ii) an estimated 147,596 shares of Common Stock issuable upon the exercise of Series B Warrants and (iii) an estimated 217,600 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock made as dividend payments.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods.

●	privately negotiated transactions;

●	underwritten transactions;

●	exchange distributions and/or secondary distributions;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	sales by broker-dealers who agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;

●

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	short sales;

●	through the writing of options on the shares, whether or not the options are listed on an options exchange;

●	through the distributions of the shares of Common Stock by any selling stockholder to its partners, members or stockholders;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In addition, the selling stockholders may from time to time sell shares of Common Stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of Common Stock only through registered or licensed brokers or dealers.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may be underwriting discounts and commissions under the Securities Act. If any selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In connection with sales of shares of Common Stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of shares of Common Stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of Common Stock short and deliver them to close their short positions, or loan or pledge shares of Common Stock to broker-dealers that in turn may sell them. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the selling stockholders will receive from the sale of shares of Common Stock, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

The aggregate proceeds to the selling stockholders from the sale of shares of Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.

There can be no assurances that the selling stockholders will sell any or all of the shares of Common Stock offered under this prospectus.

Underwriters, broker dealers or agents who may become involved in the sale of shares of Common Stock may engage in transactions with and perform other services for the Company in the ordinary course of business for which they receive compensation.

DESCRIPTION OF COMMON STOCK TO BE REGISTERED

The following is a summary of our Common Stock and provisions of the Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and the Bylaws. The Certificate of Incorporation and the Bylaws are incorporated by reference and filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Authorized and Outstanding Shares of Common Stock

The Certificate of Incorporation authorizes the issuance of 480,000,000 shares of Common Stock. As of August 8, 2019, there were 110,540,922 shares of Common Stock outstanding and held by 72 holders of record. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associated, corporations or entities in security position listings maintained by depositories.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designations for any series of preferred stock, the holders of our Common Stock exclusively possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our shares of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of our Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Common Stock are entitled to receive their ratable and proportionate share of the remaining assets of the Company, after the rights of the holders of the preferred stock have been satisfied.

Election of Directors

The Board of Directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors.

Dividends

We have not paid any cash dividends on shares of our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of the Board of Directors.

Certain Anti-Takeover Provisions of Delaware Law

Staggered Board of Directors

The Certificate of Incorporation provides that the Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders; Action by Written Consent

The Bylaws provide that special meetings of our stockholders may be called only by a majority vote of the Board of Directors. Additionally, the Certificate of Incorporation and Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, a stockholder’s notice shall be timely if received at the Company’s principal executive offices no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public was made, whichever first occurs. The Bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude Company stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. Such additional shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Company’s name, actions against directors, officers and employees for breach of fiduciary duty and other certain actions be brought only in the Court of Chancery in the State of Delaware. Although Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers. However, the exclusive forum provision in the Certificate of Incorporation does not apply to suits brought to enforce any duty or liability created by the Exchange Act or the Securities Act or any claim with respect to which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Securities Exchange

The Common Stock is traded on the Nasdaq Capital Market under the symbol “NEXT.”

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by our counsel, K&L Gates LLP, Charlotte, North Carolina. Any underwriters will be represented by their own legal counsel.

EXPERTS

The audited financial statements as of December 31, 2018 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of NextDecade Corporation as of December 31, 2017 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

NextDecade Corporation

3,849,842 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All such expenses will be borne by the Company. All amounts are estimated except the SEC registration fee.

SEC registration fee	2,202.36
FINRA filing fee	$(1)
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Printing expenses	$(1)
Miscellaneous fees and expenses	$(1)

Total	$(1)

(1)

Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of Common Stock and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the Common Stock being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, an officer, an employee or an agent of such corporation or is or was serving at the request of such corporation as a director, an officer, an employee or an agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, an officer, an employee or an agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the director, officer, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Under Section 6.1 of the Bylaws, the Company shall indemnify and provide advancement to any current or former director or officer of the Company (the “Indemnitee”) against any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding (as such term is more specifically defined in Section 6.7(c) of our Bylaws, the “Proceeding”) to the fullest extent permitted by law, as such may be amended from time to time. The Company shall indemnify such Indemnitee against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

4.1	(1)	Second Amended and Restated Certificate of Incorporation, dated July 24, 2017

4.2	(2)	Amended and Restated Bylaws, dated July 24, 2017

4.3	(3)	Certificate of Designations of Series B Convertible Preferred Stock, dated September 28, 2018

4.4	(4)	Certificate of Amendment to Certificate of Designations of Series B Convertible Preferred Stock, dated July 12, 2019

4.5	(5)	Certificate of Increase to Certificate of Designations of Series B Convertible Preferred Stock of NextDecade Corporation, dated July 15, 2019

4.6	(6)	Specimen Common Stock certificate

4.7	(7)	Form of Warrant Agreement for the Series B Warrants

5.1	***	Opinion of K&L Gates LLP

23.1	**	Consent of Grant Thornton LLP

23.2	**	Consent of Marcum LLP

23.3	***	Consent of K&L Gates LLP (included as part of Exhibit 5.1)

24.1	***	Power of Attorney (included on the signature page to this Registration Statement)

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

(1) Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed July 28, 2017.

(2) Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed July 28, 2017.

(3) Incorporated by reference to Exhibit 3.4 of the Registrant’s Quarterly Report on Form 10-Q, filed November 9, 2018.

(4) Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed July 15, 2019.

(5) Incorporated by reference to Exhibit 3.8 of the Registrant’s Quarterly Report on Form 10-Q, filed August 6, 2019.

(6) Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, filed October 10, 2014.

(7) Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed August 24, 2018.

** Filed herewith.

*** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 11, 2019.

NEXTDECADE CORPORATION

By:	/s/ Benjamin Atkins
Benjamin Atkins
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on September 11, 2019.

Name	Title

/s/ Matthew Schatzman	Chairman of the Board and Chief Executive Officer
Matthew Schatzman	(Principal Executive Officer)

/s/ Benjamin Atkins	Chief Financial Officer
Benjamin Atkins	(Principal Financial Officer)

/s/ Eric Garcia	Vice President and Chief Accounting Officer
Eric Garcia	(Principal Accounting Officer)

*	Director
Brian Belke

*	Director
Matthew Bonanno

*	Director
David Gallo

*	Director
Taewon Jun

*	Director
Avinash Kripalani

*	Director
David Magid

*	Director
Eric S. Rosenfeld

*	Director
William Vrattos

*	Director
Spencer Wells

*By:     /s/ Krysta De Lima

Krysta De Lima

Attorney-in-Fact